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                                                          Exhibit 12.1

                                                     HRPT PROPERTIES TRUST
                                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                          (Dollars in thousands, except ratio amounts)


                                                Six Months Ended
                                                    June 30,                            Year Ended December 31,
                                              ---------------------       ----------------------------------------------------
                                               2000          1999           1999       1998       1997       1996       1995
                                              ---------------------       ----------------------------------------------------
Income before gain on sale of
  properties and extraordinary item           $ 53,177     $ 77,036       $105,555   $146,656   $112,204   $ 77,164   $ 61,760
Fixed charges                                   52,553       40,981         90,772     66,253     38,564     23,279     26,218
                                              ---------------------       ----------------------------------------------------
Adjusted Earnings                             $105,730     $118,017       $196,327   $212,909   $150,768   $100,443   $ 87,978
                                              =====================       ====================================================

Fixed Charges:
Interest expense                              $ 50,408     $ 39,525       $ 87,470   $ 64,326   $ 36,766   $ 22,545   $ 24,274
Amortization of deferred financing
  costs
                                                 2,145        1,456          3,302      1,927      1,798        734      1,944
                                              ---------------------       ----------------------------------------------------
Total Fixed Charges                           $ 52,553     $ 40,981       $ 90,772   $ 66,253   $ 38,564   $ 23,279   $ 26,218
                                              =====================       ====================================================

Ratio of Earnings to Fixed Charges                2.0x         2.9x           2.2x       3.2x       3.9x       4.3x       3.4x
                                              =====================       ====================================================
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